EXHIBIT 5.2
                                                                     -----------

                  LETTERHEAD OF LAW OFFICE OF JEFFREY R. PERRY

                                October 25, 2004

Board of Directors
ImproveNet, Inc.
10799 N. 90th Street, Suite 200
Scottsdale, AZ  85260

              Re: Registration Statement on Form SB-2

Gentlemen:

              In connection with the From SB-2 (the "Registration Statement") filed by ImproveNet, Inc. (the "Company"), providing for registration under the Securities Act of 1933, as amended, of (i) 25,310,410 outstanding shares of Common Stock, par value $.001 per share, of the Company and (ii) up to 12,836,664 shares of Common Stock to be issued upon exercise of warrants held by various security holders, I issued an opinion letter to you dated August 23, 2004. You filed pre-effective amendment no. 1 to the Registration Statement which increased the number of outstanding shares of Common Stock included under the Registration Statement from 25,310,410 to 25,480,410. I hereby acknowledge the filing of that pre-effective amendment, and I reaffirm, as of the date hereof to include the increased number of outstanding shares of Common Stock, my opinions, subject to the assumptions, qualifications and limitations, all as set forth in such letter.


                                          Very truly yours,

                                          LAW OFFICE OF JEFFREY R.PERRY

                                          /s/ Law Office of Jeffrey R. Perry by
                                              Jeffrey R. Perry

                                          By: Jeffrey R. Perry,
                                              Attorney At Law